ESCROW INSTRUCTIONS



         These ESCROW INSTRUCTIONS are given by Cyber Merchants Exchange, Inc. d.b.a. Cyber Merchants Exchange, a California corporation with its principal offices at 320 South Garfield Avenue, Suite 318, Alhambra, California 91801 (the "Company") to Imperial Trust Company ("Escrow Agent") in connection with the offering hereinafter set forth and in compliance with Rule 240.10b-9 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.


         1.       Offering.

         The Company will offer for sale to the public 2,500,000 shares of its Common Stock at $4.00 per share pursuant to a SB-2 filing with the Securities and Exchange Commission on _____________, 1998 (the "Offering"). The Offering will be made on a "best efforts" basis requiring that a minimum of 100,000 shares be sold within twelve months of the commencement date of the offering, which may be extended for an additional ninety (90) days by the Company upon furnishing of written notice thereof to the Escrow Agent. Escrow Agent is not to be concerned with the documents filed by the Company in connection with the Offering. (the "Offering Documents"), except as specifically set forth below.

         2.       Establishment of the Escrow.

         Escrow Agent will open one or more escrow accounts (the "Escrow"), and the Company will deliver to Escrow Agent from time to time for deposit into the Escrow the full amount of each cash payment received from each subscriber (the "Subscription Price"), together with a copy of the Subscription Agreement executed by such subscriber, showing the name, address, and taxpayer identification number of such subscriber, the number of shares subscribed for, and the amount paid therefore. All monies so deposited will be in the form of a subscriber's personal check in favor of "Cyber Merchants Exchange, Inc. Escrow Account." Should any such check be returned to Escrow Agent as uncollectible for any reason, Escrow Agent will charge the amount of such returned check, the name of the subscriber and the reason for return, and hold such check subject to further instructions from the Company. Escrow Agent will hold all monies and other property which shall not become the property of the Company, nor be subject to the debts thereof, unless and until disbursed to the Company pursuant to instructions provided to the Escrow Agent by the Company as set forth herein.

         3.       Investment.

         All funds will be held by Escrow Agent in Monarch Government Money Market Fund, an interest-bearing account.

         4.       Cancellation.

                  a.       Cancellation by the Company.

         The Company may reject or cancel any subscription in whole or in part. If the Subscription Price for such rejected or canceled subscription has been delivered to Escrow Agent, the Company will inform Escrow Agent of the rejection or cancellation, and Escrow Agent, upon receiving such notice, will refund to the subscriber the Subscription Price or any part thereof plus any accrued interest as calculated pursuant to Paragraph 5(c) below; provided however, if the Company rejects or cancels the subscription within thirty (30) calendar days of being advised by Escrow Agent of such subscription, the subscriber shall only be entitled to a refund of the Subscription price without any accrued interest.

                  b.       Cancellation by Subscriber.

         All subscriptions shall be irrevocable, and no subscriber will have any right to cancel or rescind the subscription.

         5.       Closing.

                  a. The Escrow will remain open until the earliest to occur of the following (the "Closing Date"):

                           (1) Receipt by Escrow Agent of aggregate Subscription
Prices for 100,000 shares offered pursuant to the Offering, together with a written instruction from the Company that the Escrow be closed; or

                           (2) Five o'clock p.m. on the date twelve months after
the commencement date of the offering, provided that the Company may extend the Closing Date by written instructions to Escrow Agent for a period of up to ninety (90) days.

                  b. If, upon the Closing Date, Escrow Agent has received the Subscription Prices for all the shares offered pursuant to the Offering, Escrow Agent will disburse all monies plus interest, instruments, and other documents in the Escrow as directed by the Company pursuant to written instructions.

                  c.       If,  upon the  Closing  Date,  Escrow  Agent  has not
received the Subscription Prices for a minimum of 100,000 shares, Escrow Agent will, unless otherwise instructed in writing by the Company, refund all monies in the Escrow to the subscribers plus any accrued interest the subscriber may be entitled to. As used herein, the amount of accrued interest to be refunded shall depend upon the amount of the Subscription Price and the date upon which the Subscription Price was collected in good funds by Escrow Agent. For example, if a subscription for 5,000 shares is made by a subscriber on January 1, 1999 and good funds were collected on the same day, Escrow Agent shall refund interest accrued on the subscriber's Subscription Price since January 1, 1999. Calculation as to the amount of accrued interest to be refunded shall be done by the Company.

                  d. Notwithstanding the foregoing, Escrow Agent is not required to disburse any monies until the check thereof has been collected in good funds.

         6.       Instructions and Amendments.

         All notices and instructions to Escrow Agent must be in writing and may be delivered personally, by facsimile or mailed, certified or registered mail, to:

         Imperial Trust Company
         201 N. Figueroa, Suite 610
         Los Angeles, California 90012
         Attn:  Karyn Salman

         All such notice and instructions will be deemed given when received by Escrow Agent, as shown on a receipt therefor. All instructions from the Company will be signed by Frank Yuan on behalf of the Company or such other representative of the Company as provided by notice. Unless otherwise provided herein, these instructions may be amended or further instructions given only to the extent that such amendments or instructions are consistent with, and do not add materially to, the description of the Escrow contained in the Offering Documents, unless consented to in writing by all subscribers whose Subscription Prices have been received by Escrow Agent therefore and unless disclosed to all subscribers thereafter.

         7.       Escrow Fees.

         The Company will pay Escrow Agent's fees and expenses, which will be deducted directly from the Company's escrow account. However, upon the close of the Escrow, Escrow Agent may withhold from any amount disbursed to the Company the amount of its then earned but unpaid fees and expenses and any uncollected funds. (Schedule "A" attached hereto and made part hereof sets forth Escrow Agent's escrow fees.)

         8.       Exculpation.

         Escrow Agent will not be liable for:

                  a. the genuineness, sufficiency, correctness as to form, manner of execution or validity of any instrument deposited in the Escrow, or the identity, authority or rights of any person executing the same;

                  b. any misrepresentation or omission in the Offering Documents or any failure to keep or comply with any of the provisions of any agreement, contract or other instrument referred to therein; and

                  c. the failure of the Company to transmit, or any delay in transmitting any subscriber's Subscription Price to Escrow Agent.

         Escrow Agent's duties hereunder shall be limited to the safekeeping of monies, instruments or other documents received by the Escrow Agent into the Escrow, and for the disposition of same in accordance with these Escrow Instructions and any amendments thereto.

         9.       Interpleader.

         In the event conflicting demands are made or notices served upon Escrow Agent with respect to the Escrow, Escrow Agent shall have the absolute right at its election to do either or both of the following:

                  a.  withhold  and  stop  all  further   proceedings   in,  and
performance of, these Escrow Instructions, or

                  b. file a suit in interpleader in any court of competent jurisdiction and obtain an order from the court requiring the parties to litigate their several claims and rights among themselves. In the event such interpleader suit is brought, Escrow Agent shall be fully released from any obligation to perform any further duties imposed upon it pursuant to these Escrow Instructions and any amendments thereto, and the Company shall pay Escrow Agent all costs, expenses and reasonable attorney's fees expended or incurred by Escrow Agent, the amount thereof to be fixed and judgment thereof to be rendered by the court in suit.

         10.      Indemnity.

         The Company further agrees to pay on demand, and to indemnify and hold Escrow Agent harmless from and against all costs, damages, judgments, attorney's fees, expenses, obligations and liabilities of any kind or nature which, in good faith, Escrow Agent may incur or sustain in connection with or arising out of the Escrow, and Escrow Agent is hereby given a lien upon all rights, titles, and interest of the Company in all monies and other property deposited in the Escrow, to protect Escrow Agent's rights and to indemnify and reimburse Escrow Agent under these Escrow Instructions and any amendments thereto.

         11.      Resignation of the Escrow Agent.

         The Escrow Agent reserves the right to resign as the Escrow Agent at any time by giving thirty (30) days written notice thereof to all parties at the last known address. Upon notice of resignation by the Escrow Agent, the undersigned agree that the Escrow Agent may deliver deposited funds, upon payment in full of all fees due the Escrow Agent to such replacement Escrow Agent. If no notice is promptly received from the undersigned and the replacement Escrow Agent, the Escrow Agent may petition any court of competent jurisdiction for disposition of the assets and the Escrow Agent shall thereby be released from any and all responsibility and liability to the parties hereto.

         12.      Other.

                  a. Time is of the essence of these and all additional or changed instructions.

                  b. These Escrow Instructions may be executed in counterparts, each of which so executed shall irrespective of the date of its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same instrument.

                  c. These Escrow Instructions shall be governed by, and shall be construed according to the laws of the State of California.

                  d. The Company will not make any reference to Imperial Trust Company in connection with the Offering except with respect to its role as Escrow Agent hereunder, and in no event will the Company state or imply that Escrow Agent has investigated or endorsed the Offering in any manner whatsoever.

                  e. In the event of any dispute, claim, question or disagreement between the parties arising out of or relating to the Escrow Instructions or any amendment thereto, the parties shall use their best efforts to settle such dispute, claims, questions or disagreements. To this effect, they shall consult and negotiate with each other and in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to the parties. If they do not reach such solution, then upon notice by either party to the other, claims, questions or disagreements shall be settled by final and binding arbitration in accordance with the Expedited Procedures of the Commercial Rules of the American Arbitration Association, or such other procedures applicable to disputes of this type. Within fifteen (15) days after the notice of election to arbitrate by either party to the other as described above, each party shall select one person to act as arbitrator, and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the parties or their attorneys may request the American Arbitration Association to appoint the third neutral arbitrator. Prior to the commencement of hearings, each of the arbitrators appointed shall take an oath of impartiality. The arbitrators must be members of the State Bar actively engaged in the practice of law with expertise in the process of deciding disputes and interpreting contracts in computer services. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees. "Costs and fees" means all reasonable pre-award expenses of the arbitration, including the arbitrators' fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees and attorney's fees. Upon the request of a party, the arbitrators' award shall include findings of fact and conclusion of law. The arbitrators shall provide copies of such award to the parties. Any award may be entered by the prevailing party in any court of competent jurisdiction.

         IN WITNESS WHEREOF, the parties have executed these Escrow Instructions as of the date set forth besides such parties' signatures below:



"Company"                                    Cyber Merchants Exchange, Inc.,
                                             a California corporation




Dated: ____________________                  By: ____________________________
                                                      Frank S. Yuan
                                                      President

"Escrow Agent"                               Imperial Trust Company




Dated: _____________________                 By: ____________________________
                                                      Karyn Salman

                                  SCHEDULE "A"

                       IMPERIAL TRUST COMPANY FEE SCHEDULE


                       FOR CYBER MERCHANTS EXCHANGE, INC.


                                 ESCROW ACCOUNT




BASIC ANNUAL FEE (or any part thereof):                                $2,500.00

FEE PER DISBURSEMENT:                                                     $10.00